QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
A.D.A.M., INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

May 30, 2002

Dear Shareholder:

        You are cordially invited to attend the 2002 Annual Meeting of Shareholders of A.D.A.M., Inc. to be held on June 21, 2002 at 1600 RiverEdge Parkway, Suite 800, Atlanta, Georgia 30328-4658. The meeting will begin promptly at 9:00 a.m., local time, and we hope that it will be possible for you to attend.

        The items of business are listed in the Notice of Annual Meeting and are more fully addressed in the Proxy Statement provided herewith.

        Please date, sign and return your proxy card in the enclosed envelope at your convenience to assure that your shares will be represented and voted at the Annual Meeting even if you cannot attend. If you attend the annual meeting, you may vote your shares in person even though you have previously signed and returned your proxy.

        On behalf of your Board of Directors, thank you for your continued support and interest in A.D.A.M., Inc.

                      Sincerely,

                      Robert S. Cramer, Jr.
                       Chairman of the Board and Chief Executive Officer

Notice of Annual Meeting of Shareholders
to be held June 21, 2002

        The Annual Meeting of Shareholders of A.D.A.M., Inc. (the "Company" or "A.D.A.M.") will be held at 1600 RiverEdge Parkway, Suite 800, Atlanta, Georgia 30328-4658, on Friday, June 21, 2002 at 9:00 a.m., local time, for the following purposes:

  (1)
  To elect one director to serve until the 2004 Annual Meeting of Shareholders and two directors to serve until the 2005 Annual Meeting of Shareholders;

  (2)
  To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2002;

  (3)
  To vote on a proposal to adopt the Company's 2002 Stock Incentive Plan; and

  (4)
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        Only the holders of record of common stock, par value $0.01, of the Company at the close of business on May 20, 2002 are entitled to notice of and to vote at the Annual Meeting of Shareholders and any adjournment thereof. A list of shareholders as of the close of business on May 20, 2002 will be available at the Annual Meeting of Shareholders for examination by any shareholder, his agent or his attorney.

        Your attention is directed to the Proxy Statement provided with this Notice.

                      By Order of the Board of Directors,

                      Robert S. Cramer, Jr.
                       Chairman of the Board and Chief Executive Officer

Atlanta, Georgia
May 30, 2002

Whether or not you expect to attend the annual meeting, please complete, sign and date the enclosed proxy and return it promptly in the enclosed envelope, which does not require any postage if mailed in the United States. If you attend the meeting, you may revoke the proxy and vote your shares in person.

A.D.A.M., INC.
1600 RiverEdge Parkway, Suite 800
Atlanta, Georgia 30328

Proxy Statement
for Annual Meeting of Shareholders
to be held June 21, 2002

        The 2002 Annual Meeting of Shareholders (the "Annual Meeting") of A.D.A.M., Inc. (the "Company" or "A.D.A.M.") will be held on June 21, 2002, for the purposes set forth in the Notice of Annual Meeting of Shareholders attached hereto. The enclosed form of proxy is solicited by the Board of Directors of the Company (the "Board" or "Board of Directors") and the cost of the solicitation will be borne by the Company. When the proxy is properly executed and returned, the shares it represents will be voted as directed at the Annual Meeting or any adjournment thereof or, if no direction is indicated, such shares will be voted in favor of the proposals set forth in the Notice of Annual Meeting of Shareholders attached hereto. Any shareholder giving a proxy has the power to revoke it at any time before it is voted. All proxies delivered pursuant to this solicitation are revocable at any time at the option of the persons executing them by giving written notice to the Secretary of the Company, by delivering a later-dated proxy or by voting in person at the Annual Meeting.

Record Date

        Only shareholders of record as of the close of business on May 20, 2002 (the "record date") will be entitled to vote at the Annual Meeting. As of that date, the Company had outstanding 7,564,284 shares of common stock, $0.01 par value ("Common Stock"). Shareholders of record as of the close of business on May 20, 2002 are entitled to one vote for each share of Common Stock held. No cumulative voting rights are authorized and dissenters' rights for shareholders are not applicable to the matters being proposed. It is anticipated that this Proxy Statement and the accompanying proxy will first be mailed to shareholders of the Company on or about May 30, 2002.

Voting and Proxies

        The presence in person or by proxy of holders of a majority of the shares of Common Stock outstanding on the record date will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof. The affirmative vote of a plurality of the shares present in person or by proxy and entitled to vote is required to elect directors. With respect to any other matter that may properly come before the Annual Meeting, the approval of any such matter would require a greater number of votes cast in favor of the matter than the number of votes cast opposing such matter. Shares held by nominees for beneficial owners will be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented even if the nominee may not exercise discretionary voting power with respect to other matters and voting instructions have not been received from the beneficial owner (a "broker non-vote"). Broker non-votes will not be counted as votes for or against matters presented for shareholder consideration. Abstentions with respect to a proposal are counted for purposes of establishing a quorum. If a quorum is present, abstentions have no effect on the outcome of any vote.

ELECTION OF DIRECTORS
(Item 1)

        Under the Bylaws of the Company, the number of directors constituting the Board is fixed at no greater than nine. The Bylaws divide the Board into three classes with the directors in each class serving a term of three years. There is one director, Mark Kishel, who has been nominated to stand for reelection as director until the annual meeting of shareholders in 2004 and two directors, Robert S. Cramer, Jr. and John W. McClaugherty, who have been nominated to stand for reelection as directors until the annual meeting of shareholders in 2005. In addition to these nominees, there is one director continuing to serve on the Board whose term expires in 2003 and one director continuing to serve on the Board whose term expires in 2004. Effective March 20, 2002, Linda B. Davis, whose term was to expire at the annual meeting of shareholders in 2003, resigned from the Board.

        Except as otherwise provided herein, the proxy solicited hereby cannot be voted for the election of a person to fill a directorship for which no nominee is named in this Proxy Statement. The Board has no reason to believe that the nominees will be unavailable for election as a director. However, if at the time of the Annual Meeting the nominees should be unable to serve or, for good cause, will not serve, the person named in the proxy will vote as recommended by the Board to elect substitute nominees recommended by the Board. In no event, however, can a proxy be voted to elect more than three directors.

        The following list sets forth the name of the nominees for election to the Board, or until his successor is duly elected and qualified. Such list also contains, as to each nominee and incumbent director, certain biographical information, a brief description of principal occupation and business experience during the past five years and certain other information, which information has been furnished by the respective individuals.

Recommendation of the Board of Directors

        The Board unanimously recommends a vote FOR Robert S. Cramer, Jr. and John W. McClaugherty to hold office until the annual meeting of shareholders in 2005 and for Mark Kishel to hold office until the annual meeting of shareholders in 2004 or until his successor is duly elected and qualified.

Nominee for Election to Term Expiring in 2004

        Mark Kishel, M.D.    (Age 55) Dr. Kishel joined A.D.A.M.'s Board of Directors in November 2001. Dr. Kishel currently serves on the Board of Directors of Immucor, Inc. (Nasdaq NM: BLUD), an international in vitro diagnostic company and is a healthcare consultant through his company, E-Medicine Solutions. Inc. Dr. Kishel was Executive Vice President and Chief Medical Officer for Blue Cross Blue Shield of Georgia from 1993 until its acquisition by Wellpoint in 2001. Dr. Kishel is a board certified pediatrician and a Fellow of the American Academy of Pediatrics. He has practiced pediatrics and family medicine, and over the years, has served in executive medical director roles for several national insurance carriers, including Travelers, HealthAmerica and Lincoln National. He has served on the Blue Cross Blue Shield Association's National Medical Council. Dr. Kishel also served as a director and founder of the Center for Healthcare Improvement, a collaborative research venture between the Medical College of Georgia and Blue Cross and Blue Shield of Georgia, and is currently a director of the Boys and Girls Club of Metro Atlanta.

Nominees for Election to Term Expiring in 2005

        Robert S. Cramer, Jr.    (Age 41) Mr. Cramer, a co-founder of the Company, has served as Chairman of the Board and a Director since the Company's inception in March 1990, and Chief Executive Officer since September 1996. Mr. Cramer currently serves on the Board of Directors of The Port.com, an Internet technology company he co-founded in 1999. Mr. Cramer also serves as Chairman of the Board of the Atlanta Task Force for the Homeless, a community-wide non profit organization working with and on the behalf of homeless people.

        John W. McClaugherty.    (Age 44) Mr. McClaugherty, a co-founder of the Company, has served as a Director of the Company since its inception in March 1990. Currently, Mr. McClaugherty serves as President of beBetter Networks, Inc., a human resource productivity company. He has served as its president since its inception in September 1999. Prior thereto, Mr. McClaugherty served as President of J.S.K., Inc., a medical illustration company from 1994 to 1999. Mr. McClaugherty served as Chief Executive Officer of the Company from its inception until March 1994.

Directors Continuing in Office until 2003

        Francis J. Tedesco.    (Age 58) Dr. Tedesco has been a Director of the Company since July 1996. In January 2001, Dr. Tedesco was appointed as President Emeritus of the Medical College of Georgia ("MCG") and Professor Emeritus of Medicine, Surgery, School of Graduate Studies of the MCG. Prior to this, Dr. Tedesco served as Chief Executive Officer of Health Sciences University and as President of the MCG from 1988 to 2001, and has been a Professor of Medicine at MCG from 1981 to 2001. He has been a consultant to Dwight David Eisenhower Medical Center—Fort Gordon, Georgia; Veterans Administration Medical Center—Augusta, Georgia and Walter Reed Army Medical Center—Washington, D.C. Prior to coming to MCG in 1978, Dr. Tedesco held academic appointments beginning in 1971 at the Hospital of the University of Pennsylvania; Washington University School of Medicine, St. Louis, Missouri; and University of Miami School of Medicine. Dr. Tedesco currently serves on the Board of Directors and is Vice President of the Georgia Division of the American Cancer Society, is Chairman of beBetter Networks, Inc., is a member of the CDC Foundation Board of Visitors, serves on the Ty Cobb Foundation Scholarship Board, and serves on the Board of Directors of VerifyMD.com, Inc.

Directors Continuing in Office until 2004

        Daniel S. Howe.    (Age 42) Mr. Howe has been a Director of the Company since December 1996. Mr. Howe is President of DSH Enterprises, Inc., a real estate development and investment company, and has served in that capacity since January 1990. DSH Enterprises focuses on shopping centers, freestanding drug stores and other commercial property in the Southeastern United States.

Meetings of the Board of Directors

        During the year ended December 31, 2001, the Board held nine meetings. Each director that served during the year ended December 31, 2001 attended at least 75% of all Board meetings and meetings held by committees on which the individual director served in the year ended December 31, 2001, except for Ms. Davis who missed three of nine board meetings.

Committees of the Board of Directors

        The Board has standing Audit, Stock Repurchase and Compensation/Stock Option Committees that assist it in discharging its responsibilities. These committees, their members and functions are discussed below.

        The Audit Committee, which held one meeting during the year ended December 31, 2001, is responsible for recommending independent accountants, reviewing with the accountants the scope and results of the audit engagement, and consulting with independent accountants and management with regard to our accounting methods and control procedures. At the beginning of the year ended December 31, 2001, the Audit Committee was composed of Messrs. Howe (Chairman) and McClaugherty. At a February 26, 2001 Board meeting, the Board voted to change the composition of this committee in order to comply with rules of the Nasdaq National Market. As a result of the vote, the Audit Committee is currently comprised of Messrs. Howe (Chairman) and McClaugherty and Dr. Tedesco.

        The Stock Repurchase Committee, which held no meetings during the year ended December 31, 2001, is responsible for the Company's repurchase of its own shares pursuant to the Stock Repurchase Program. The Stock Repurchase Committee is composed of Messrs. Cramer (Chairman) and Howe.

        The Compensation/Stock Option Committee, which held one meeting during the year ended December 31, 2001, is responsible for reviewing recommendations from the Chairman of the Board of Directors with regard to the compensation of officers of A.D.A.M. and reporting to the Board of Directors its recommendations with regard to such compensation and is responsible for operating and administering the Company's 1991 Employee Stock Option Plan, its Amended and Restated 1992 Stock Option Plan and its

2002 Stock Incentive Plan. The Compensation/Stock Option Committee is comprised of Dr. Tedesco (Chairman) and Mr. McClaugherty.

Audit Committee Report

        We have reviewed and discussed the Company's audited financial statements for the year ended December 31, 2001 with management and have discussed with PricewaterhouseCoopers LLP, certified public accountants, the independent auditors and accountants for the Company, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) with respect to those statements.

        We have received and reviewed the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and have discussed with PricewaterhouseCoopers LLP its independence in connection with its audit of the Company's most recent financial statements. Based on this review and these discussions, we recommended to the Board of Directors that these audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

        Daniel S. Howe, John W. McClaugherty and Francis J. Tedesco comprised the Audit Committee at the time of the filing of the Annual Report on Form 10-K. Messrs. Howe and McClaugherty and Dr. Tedesco are independent, as defined in Rule 4200(a)(14) of the National Association of Securities Dealer's listing standards.

        The information in the foregoing paragraphs shall not be deemed to be soliciting material, or be filed with the SEC or subject to Regulation 14A or 14C or to liabilities of Section 18 of the Securities Act, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate these paragraphs by reference.

  Daniel S. Howe (Chairman)
  John W. McClaugherty
  Francis J. Tedesco

Compensation Committee Interlocks and Insider Participation

        During the year ended December 31, 2001, Dr. Tedesco and Mr. McClaugherty were members of the Compensation/Stock Option Committee. During the year ended December 31, 2001, we entered into a sublease agreement with beBetter Networks, Inc., a company which Mr. McClaugherty serves as president and Dr. Tedesco serves as a board member. BeBetter pays A.D.A.M. 8,333 shares of its common stock per month with a fair value of $3,511 as rent. We did not engage in any transactions with Dr. Tedesco during 2001. Mr. McClaugherty formerly served as an officer of A.D.A.M. from inception until March 1994.

Compensation of Directors

        To date, directors have not received cash compensation for their services as directors of A.D.A.M. On January 2, 2001, each non-employee director of the Company was awarded an option to purchase 25,000 shares of A.D.A.M. common stock. Such options have a term of ten years from the date of grant and vest one year from the date of grant. Each option has an exercise price of $1.94 per share.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
(Item 2)

        The Board of Directors of the Company, upon the recommendation of the Audit Committee, has appointed PricewaterhouseCoopers LLP to serve as independent auditors of the Company for the year ending December 31, 2002, subject to ratification of this appointment by the shareholders of the Company. PricewaterhouseCoopers LLP has served as independent auditors of the Company for many years and is considered by management of the Company to be well qualified. The Company has been advised by PricewaterhouseCoopers LLP that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of its subsidiaries in any capacity. One or more representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Recommendation of the Board of Directors

        The Board of Directors of the Company recommends a vote for the proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the year ending December 31, 2002. Proxies received by the Board of Directors will be so voted unless shareholders specify in their proxies a contrary choice.

APPROVAL OF 2002 STOCK INCENTIVE PLAN
(Item 3)

General

        In March 2002, subject to shareholder approval, the Company's Board of Directors adopted the A.D.A.M., Inc. 2002 Stock Incentive Plan (the "Plan") for employees, consultants and independent agents who are contributing significantly to the business of the Company or its subsidiaries as determined by the Company's Board of Directors or the committee administering the Plan. The Plan provides for the grant of incentive and non-qualified stock options, as well as restricted stock and stock appreciation rights, to purchase up to 1,500,000 shares of common stock at the discretion of the Board of Directors of the Company or a committee designated by the Board of Directors to administer the Plan.

        Under the terms of the Plan, the Board of Directors may grant options to purchase shares of Common Stock to officers and employees of the Company or of a subsidiary of the Company, as well as to consultants or independent agents. As of May 30, 2002, approximately 60 officers and employees were eligible to participate in the Plan.

        As of May 30, 2002, the Company has granted options to purchase 30,000 shares of common stock pursuant to the Plan.

Description of Proposed Amendment

        A copy of the Plan is attached hereto as Appendix "A." The Board of Directors recommends that shareholders vote "FOR" the proposal to adopt the Plan. The affirmative vote of a majority of the shares of the Company's common stock represented in person or by proxy at the Annual Meeting is necessary for the approval of the proposed to adopt the Plan.

Description of the Plan

        Effective Date.    The effective date of the Plan is March 11, 2002. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any awards under it are outstanding; provided, however, that to the extent required by the Internal Revenue Code of 1986, as amended (the "Code"), no incentive stock options may be granted under the Plan on a date that is more than ten years from the date the Plan was adopted.

        Shares Reserved for the Plan.    The maximum number of shares which shall be reserved and made available for sale under the Plan shall be 1,500,000 shares of our common stock. However, the number of shares available for issuance under the Plan shall automatically increase on the first trading day of each calendar year beginning January 1, 2003, by an amount equal to 3% of the shares of common stock outstanding on the trading day immediately preceding January 1, but in no event shall any annual increase exceed 250,000 shares. Any shares subject to an option which for any reason expires or is terminated unexercised may again be subject to an option under the Plan.

        In the event of a corporate transaction involving the Company, including a stock split or dividend, recapitalization, reorganization, merger, consolidation or the like, the Company may adjust awards to facilitate the transaction or to preserve the benefits or potential benefits of the awards. This might include adjustment of the number of securities subject to outstanding awards and the exercise price.

        Persons Eligible to Participate in the Plan.    Under the Plan, options may be granted only to officers and employees of Standard Management or its subsidiaries, as well as certain consultants and independent agents to us. In determining the persons to whom options will be granted and the number of shares to be covered by each option, the Board of Directors or the committee shall take into account the duties of each recipient, their present and potential contributions to our success, the anticipated number of years of effective service remaining, and any other factors as they shall deem relevant in connection with accomplishing the purposes of the Plan.

        Administration of the Plan.    The Plan shall be administered by the Board of Directors or a committee composed of not less than two members appointed by the Board of Directors from among its members (the "Committee"). With respect to any awards to an executive officer, each member of the Committee shall be a "non-employee director" as such term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, or any successor regulation. Subject to the provisions of the Plan, the Board of Directors or the Committee has the authority to determine the persons to whom options shall be granted and to determine exercise prices, vesting requirements, the term of and the number of shares covered by each option.

        Exercise Price, Terms of Exercise and Payment for Shares.    Each option granted under the Plan will be represented by an Option Agreement which shall set forth the terms particular to that option, including the number of shares covered by the option, the exercise price, the term of the option and any vesting requirements.

        The exercise price of options granted under the Plan will be determined by the Board of Directors or the Committee, but in no event shall such exercise price be less than 100% of the fair market value of our common stock on the date of grant of the option in the case of qualified incentive stock options. In the case of non-qualified stock options, the limitations with respect to the exercise price shall not be applicable.

        Options may be purchased in whole or in part by the optionee, but in no event later than 10 years from the date of the grant. Any incentive stock option granted under the Plan to an individual who owns more than 10% of the total combined voting power of all classes of our stock may not be purchased at a price less than 110% of the fair market value on the day the option is granted, and no such option may be exercised more than five years from the date of grant. The purchase price for the shares shall be paid in cash or shares of common stock, or a combination of both. Common stock purchased pursuant to an option must be paid for in full at the time of purchase. Upon payment, we will deliver stock certificates for such shares to the optionee.

        Termination of Employment, Assignment and Other Limitations.    In the event that a holder of an incentive stock option granted under the Plan ceases to be our employee for any reason other than his or her death or total and permanent disability, any option or unexercised portion thereof, which is otherwise exercisable on the date of such termination, shall expire no more than three months from the date of such termination or at the end of the term of the Option Agreement, whichever comes first. Any options which are not exercisable on the date of such termination shall immediately terminate.

        Upon the death or total and permanent disability of the holder of an option, any incentive stock option or unexercised portion thereof which is otherwise exercisable shall expire within one year of the date of such death or disability. Any incentive stock options which were not exercisable on the date of such death or disability may, in the discretion of the Board of Directors or the Committee, become immediately exercisable for a period of one year from the date of such death or disability or until the end of the term of the Option Agreement, whichever comes first.

        With respect to non-qualified option grants, limitations with respect to termination of employment or death shall be determined on a case by case basis by the Board of Directors or the Committee at the time of the non-qualified option grant.

        Awards under the Plan are non-transferable except by will or under the laws of descent and distribution.

        Limitation on Number of Shares That May be Purchased.    For incentive stock options granted under the Plan, the aggregate fair market value (determined at the time the option was granted) of the shares with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. This limitation does not apply to non-qualified option grants.

        Amendment and Termination of the Plan.    The Board of Directors may at any time and from time to time terminate, modify or amend the Plan in any respect, except that without shareholder approval the Board of Directors may not (i) increase the maximum number of shares for which options may be granted under the Plan, or (ii) change the class of persons eligible for qualified incentive stock options.

  Federal Income Tax Consequences

        Incentive Stock Options.    All stock options granted or to be granted under the Plan which are designated as incentive stock options are intended to be incentive stock options as defined in Section 422 of the Code.

        Under the provisions of Section 422 of the Code, neither the holder of an incentive stock option nor we will recognize income, gain, deduction or loss upon the grant or exercise of an incentive stock option. An optionee will be taxed only when the stock acquired upon exercise of his incentive stock option is sold or otherwise disposed of in a taxable transaction. If at the time of such sale or disposition the optionee has held the shares for the required holding period (the later of (i) two years from the date the option was granted, or (ii) one year from the date of the transfer of the shares to the optionee upon exercise of the option), the optionee will recognize long-term capital gain or loss, as the case may be, based upon the difference between his exercise price and the net proceeds of the sale. However, if the optionee disposes of the shares before the end of such holding period, the optionee will recognize ordinary income on such disposition in an amount equal to the lesser of:

        (a)  gain on the sale or other disposition; or

        (b)  the amount by which the fair market value of the shares on the date of exercise exceeded the option exercise price, with any excess gain being capital gain, long-term or short-term, depending on whether or not the shares had previously been held for more than one year on the date of sale or other taxable disposition.

        The foregoing discussion and the reference to capital gain or loss treatment therein assume that the option shares are a capital asset in the hands of the optionee. A sale or other disposition which results in the recognition of ordinary income to the optionee will also result in a corresponding income tax deduction for us.

        The Plan permits an optionee to pay all or part of the purchase price for shares acquired pursuant to exercise of an incentive stock option by transferring to us other shares of our common stock owned by the optionee. Section 422 of the Code provides that an option will continue to be treated as an incentive stock option even if an optionee exercises such incentive stock option with previously acquired stock of the corporation granting the option. Accordingly, except as noted below with respect to certain "statutory option stock," an optionee who exercises an incentive stock option in whole or in part by transferring to us shares of our common stock will recognize no gain or loss upon such exercise.

        Section 424(c)(3) of the Code provides that if "statutory option stock" is transferred in connection with the exercise of an incentive stock option, and if the holding period requirements under Section 422(a)(1) of the Code are not met with respect to such statutory option stock before such transfer, then ordinary income will be recognized as a result of the transfer of statutory option stock. However, the incentive stock option stock acquired through the exchange of statutory option stock will still qualify for favorable tax treatment under Section 422 of the Code.

        Incentive stock options offer two principal tax benefits: (1) the possibility of converting ordinary income into capital gain to the extent of the excess of fair market value over option price at the time of exercise, and (2) the deferral of recognition of gain until disposition of the stock acquired upon the exercise of the option.

        The Taxpayer Relief Act of 1997 (the "1997 Tax Act") and the Restructuring and Reform Bill of 1998 (the "1998 Tax Act") made significant changes to individual capital gains tax rates. The 1997 Tax Act generally reduced the maximum tax rate for gains realized by individual taxpayers from the sale of capital assets held for more than eighteen months from 28% to 20% (18% if the property has been held for more than five years and is acquired and sold after the year 2000). For capital assets held for more than one year but not more than eighteen months, the maximum tax rate remains at 28%, as it was under prior law. In addition, taxpayers otherwise subject to the 15% rate bracket will be entitled to a 10% maximum tax rate on long-term capital gains (18% if the property has been held for more than five years and is sold after the year 2000). These rates and holding periods will apply to the extent of any dispositions during any tax year ending before January 1, 1998. The 1998 Tax Act eliminated the eighteen month holding period for most capital assets, including shares of stock with the effect that most capital assets that are held for more than twelve months but not more than eighteen months will be subject to the 20% capital gains rate, rather than the 28% rate. In addition, the 1998 Tax Act clarified that gains on capital assets held for more than twelve months, rather than eighteen months will be considered long-term capital gains. The new maximum tax rates for long-term capital gains will apply for purposes of both the regular income tax and the alternative minimum tax. However, the excess of the fair market value of shares acquired through the exercise of an incentive stock option over the exercise price is taken into account in computing an individual taxpayer's alternative minimum taxable income. Thus, the exercise of an incentive stock option could result in the imposition of an alternative minimum tax liability.

        In general, an option granted under the Plan which is designated as an incentive stock option will be taxed as described above. However, in some circumstances an option which is designated as an incentive stock option will be treated as a non-qualified stock option and the holder taxed accordingly. For example, a change in the terms of an option which gives the employee additional benefits may be treated as the grant of a new option. Unless all the criteria for treatment as an incentive stock option are met on the date the "new option" is considered granted (such as the requirement that the exercise price of the option be not less than the fair market value of the stock as of the date of the grant), the option will be treated and taxed as a non-qualified stock option.

        Non-Qualified Stock Options.    All options granted or to be granted under the Plan which do not qualify as incentive stock options are non-statutory options not entitled to special tax treatment under Section 422 of the Code.

        A participant in the Plan will recognize taxable income upon the grant of a non-qualified stock option only if such option has a readily ascertainable fair market value as of the date of the grant. In such a case, the recipient will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option as of such date over the price, if any, paid for such option. No income would then be recognized on the exercise of the option, and when the shares obtained through the exercise of the option are disposed of in a taxable transaction, the resulting gain or loss would be capital gain or loss (assuming the shares are a capital asset in the hands of the optionee). However, under the applicable Treasury Regulations, the non-qualified stock options issued under the Plan will not have a readily ascertainable fair market value unless at the time such options are granted similar options of ours are actively traded on an established market. We presently has no such actively traded options.

        Upon the exercise of a non-statutory option not having a readily ascertainable fair market value, the optionee recognizes ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price for those shares. We are not entitled to an income tax deduction with respect to the grant of a non-statutory stock option or the sale of stock acquired pursuant thereto. We generally are permitted a deduction equal to the amount of ordinary income the optionee is required to recognize as a result of the exercise of a non-statutory stock option.

        The Plan permits the Committee to allow an optionee to pay all or part of the purchase price for shares acquired pursuant to an exercise of a non-statutory option by transferring to us any other shares of our common stock owned by the optionee. If an optionee exchanges previously acquired common stock pursuant to the exercise of a non-qualified stock option, the Internal Revenue Service has ruled that the optionee will not be taxed on the unrealized appreciation of the shares surrendered in the exchange. In other words, the optionee is not taxed on the difference between his or her cost basis for the old shares and their fair market value on the date of the exchange, even though the previously acquired shares are valued at the current market price for purposes of paying all or part of the option price.

        Basis and Holding Period of Shares.    In most cases, the basis in shares acquired upon the exercise of a non-qualified option will be equal to the fair market value of the shares on the employee's income recognition date, and the holding period for determining gains and losses on a subsequent disposition of such shares will begin on such date. In the case of an incentive stock option, the basis of the shares acquired on the exercise of the option will be equal to the option's exercise price, and the holding period of the shares will begin on the date the incentive stock option is exercised. However, if shares of previously acquired stock are surrendered to pay the exercise price of an incentive stock option or a non-qualified stock option, the basis and holding period of the shares received in exchange therefor are determined differently. The basis of the shares surrendered to pay the exercise price becomes the basis of an equal number of new shares received upon the exercise of the option, and the holding period of the new shares will include the holding period of the shares surrendered to pay the exercise price (except for the purpose of meeting the holding period required by Section 422 of the Code). The remaining shares received upon the exercise of an incentive option will have a basis equal to any cash paid on the exercise and any gain recognized on the disposition of statutory option stock under Section 424(c)(3) of the Code. The remaining shares received upon the exercise of a non-qualified option will have a basis equal to the fair market value of such shares less any cash paid on the exercise (the amount included in the optionee's taxable income). The holding period for such remaining shares will begin on the date of receipt by the optionee.

        General.    The Plan is not qualified under Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

        The preceding discussion is based upon federal tax laws and regulations in effect on the date of this proxy statement, which are subject to change, and upon an interpretation of the statutory provisions of the Code, its legislative history and related income tax regulations. Furthermore, the foregoing is only a general discussion of the federal income tax consequences of the Plan and does not purport to be a complete description of all federal income tax aspects of the Plan. Option holders may also be subject to state and local taxes in connection with the grant or exercise of options granted under the Plan and the sale or other disposition of shares acquired upon exercise of the options. Each employee receiving a grant of options should consult with his or her personal tax advisor regarding federal, state and local consequences of participating in the Plan.

Recommendation of the Board of Directors

        The Board of Directors of the Company recommends a vote for the proposal to adopt the Company's 2002 Stock Incentive Plan. Proxies received by the Board of Directors will be so voted unless shareholders specify in their proxies a contrary choice.

COMMON STOCK OWNERSHIP BY MANAGEMENT
AND PRINCIPAL SHAREHOLDERS

        The following table sets forth the beneficial ownership of shares of common stock as of May 20, 2002 for (1) directors of A.D.A.M., (2) the Named Executive Officers (as defined below), (3) the directors and executive officers of A.D.A.M. as a group and (4) each shareholder of A.D.A.M. holding more than a 5% interest in A.D.A.M. Unless otherwise indicated in the footnotes, all of such interests are owned directly, and the indicated person or entity has sole voting and disposition power.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of Class(2)
Robert S. Cramer(3)	1,114,953	14.7%
Kevin S. Noland(4)	130,708	1.7%
Daniel S. Howe(5)	77,083	1.0%
John W. McClaugherty(6)	57,702	*
Francis J. Tedesco, M.D.(7)	64,250	*
Mark Kishel, M.D.	0	*
Addison-Wesley Longman, Inc.(8)	700,000	9.3%
All executive officers and directors as a group (6 persons)(9)	1,444,696	19.1%

*
Represents less than 1%.

(1)
Unless otherwise indicated, the addresses of the persons listed is c/o the Company, 1600 River Edge Parkway, Suite 800, Atlanta, Georgia 30328-4658.

(2)
Based on 7,564,284 shares outstanding. Except as indicated in the footnotes set forth below, the persons named in the table, to A.D.A.M.'s knowledge, have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The number of shares shown as owned by, and the voting power of, individual shareholders include shares which are not currently outstanding but which such shareholders are entitled to acquire or will be entitled to acquire within 60 days. Such shares are deemed to be outstanding for the purpose of computing the percentage of outstanding common stock owned by the particular shareholder, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3)
Includes 460,500 shares issuable upon exercise of outstanding options and 60,000 shares issuable upon exercise of outstanding warrants.

(4)
Includes 130,208 shares issuable upon exercise of outstanding options.

(5)
Includes 59,083 shares issuable upon exercise of outstanding options.

(6)
Includes 54,500 shares issuable upon exercise of outstanding options.

(7)
Includes 54,583 shares issuable upon exercise of outstanding options.

(8)
The address of this shareholder is 1330 Avenue of the Americas, New York, New York 10019.

(9)
Includes 765,540 shares issuable upon exercise of outstanding options and 60,000 shares issuable upon exercise of outstanding warrants.

Executive Officers

        Robert S. Cramer.    Biography appears in "Agenda Item One—Election of Directors."

        Kevin S. Noland.    Since joining the Company in 1994, Mr. Noland has been extensively involved in marketing, communications and brand building for A.D.A.M. From 1994 to 1996, Mr. Noland was strategic in A.D.A.M.'s development and growth of its consumer retail products group. He served as Director of

Marketing from 1996 to 1998 and was named Vice President of Marketing and Corporate Communications in 1999. Mr. Noland has served as A.D.A.M.'s Chief Operating Officer since September 2000. Mr. Noland has an extensive background in sales, marketing and operations with leading technology companies, including General Electric and Borland International and several successful technology start-ups.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The table below sets forth certain information relating to the compensation earned during the years ended December 31, 2001 and 2000 and the nine months ended December 31, 1999 by our Chief Executive Officer and each of the other highest paid executive officers whose total annual salary and bonus exceeded $100,000 during the year ended December 31, 2001 (collectively, the "Named Executive Officers").

		Annual Compensation						Long Term Compensation
Name and Principal Position	Period (1)	Salary ($)		Bonus ($)		Other Annual Compensation($)		Securities Underlying Options (#)		All Other Compensation($)
Robert S. Cramer, Jr. Chief Executive Officer	CY01 CY00 TP99	$ $ $	250,027 225,000 140,082		$60,000 — —	$141,000 — —	(2)	490,000 200,000 40,000	(4)	$ $	1,856 1,906 1,906	(3) (3) (3)
Kevin S. Noland Chief Operating Officer	CY01 CY00 TP99	$ $ $	143,750 101,600 69,000	$ $ $	11,840 11,400 6,965	— — —		75,000 69,375 12,000			— — —

(1)
"CY01" represents calendar 2001, "CY00" represents calendar 2000, and "TP99" represents the nine months ended December 31, 1999.

(2)
Represents gains from the sale of stock upon exercise of in-the-money stock options.

(3)
Represents life insurance premiums paid on behalf of such executive officer.

(4)
During calendar 2001, Mr. Cramer forfeited his rights to 145,000 of these options as well as 195,000 options issued in January 1999.

Option Grants in Last Fiscal Year

        The following table provides information regarding stock options granted to the Named Executive Officers during the year ended December 31, 2001.

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Appreciation for Option Term(1)
	Number of Securities Underlying Options Granted(#)		% of Total Options Granted to Employees in Fiscal Year
				Exercise or Base Price ($/Share)(1)
Name					Expiration Date
						5%	10%
Robert S. Cramer, Jr.	150,000	(2)	12.8%	$1.94	01/01/11	$474,008	$754,779
Robert S. Cramer, Jr.(3)	340,000		29.1	2.14	09/05/11	1,185,184	1,887,207
Kevin S. Noland	75,000		6.4	1.94	01/01/11	237,004	377,390

(1)
The potential realizable value illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the common stock over the term of the options. These numbers do not take into account plan provisions providing for termination of the options following termination of employment or non-transferability.

(2)
Prior to December 31, 2001, Mr. Cramer exercised these options.

(3)
During the year ended December 31, 2001, Mr. Cramer forfeited his rights to 340,000 previously granted options.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Value Table

        The following table shows the number and value of exercisable and unexercisable options held by the Named Executive Officers as of December 31, 2001. No stock appreciation rights were outstanding during the year ended December 31, 2001.

	Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)		Value of Unexercised in-the Money Options at Fiscal Year-End($)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable(2)
Robert S. Cramer, Jr.(1)	447,167	43,333	$292,400	$0.00
Kevin S. Noland	101,208	95,667	26,000	79,500

(1)
Does not include warrants to purchase 60,000 shares of common stock issued in connection with the loan by Mr. Cramer to the Company of $500,000 on December 31, 1999.

(2)
The closing price of our common stock on December 31, 2001 was $3.00.

        We have not awarded stock appreciation rights to any employee, we have no long-term incentive plans, as that term is defined in SEC regulations, and we have no defined benefit or actuarial plans covering any of our employees.

Employment Agreement

        We entered into an employment agreement with Mr. Cramer that is currently scheduled to expire on December 31, 2002 (the "Expiration Date") and is automatically renewable for successive one-year periods unless either party gives written notice of non-renewal. This agreement also may be terminated by us with or without cause or upon Mr. Cramer's death or inability to perform his duties due to disability for a period of twelve consecutive months. If the agreement is terminated prior to the Expiration Date for any reason, except by Mr. Cramer, by us for cause or upon Mr. Cramer's death or disability, we must continue to pay Mr. Cramer's base salary and bonus either (1) for the period from the date of termination through the Expiration Date if the agreement is terminated prior to the first anniversary thereof or (2) for the two year period following the date of termination if the agreement is terminated after the first anniversary thereof. If the agreement is terminated because of the death or disability of Mr. Cramer, we must pay Mr. Cramer or his beneficiaries his base salary and bonus for a period of one year following the date of termination; provided, however, that, in the case of termination for disability, we may elect, in lieu of making such payments, to provide Mr. Cramer with disability insurance coverage. The agreement provides for a minimum annual base salary of $120,000 and for annual discretionary bonuses. The agreement also contains a two-year non-competition, customer and employee non-solicitation and confidentiality provision.

        We have entered into an employment agreement with Kevin S. Noland that shall continue indefinitely until terminated in accordance with the agreement. This agreement may be terminated by us with or without cause, by Mr. Noland for good reason or without good reason or upon Mr. Noland's death or inability to perform his duties due to disability for a period of three consecutive months. If we terminate the agreement prior to the expiration date for cause, by Mr. Noland without good reason or by the death of

Mr. Noland, then all obligations of the Company to provide compensation and benefits under this Agreement shall cease on that date. If we terminate the agreement prior to the expiration date without cause, by Mr. Noland for good reason, or because of the disability of Mr. Noland, then we must continue to pay Mr. Noland's base salary for the period from the date of termination for up to twelve months. The agreement provides for a minimum annual base salary of $150,000. The agreement also contains a one-year noncompetition and nonsolicitation of customers, and a two-year nonsolicitation of employees as well as confidentiality provisions.

        We have executed Employee Confidentiality, Non-disclosure and Non-competition Agreements with all executive officers and senior management.

Report on Repricing of Options

        We have from time to time since 1991 granted stock options to our employees to purchase shares of our common stock. Certain of these options were canceled at the option of their holders on January 14, 1999, and then replaced that day on a one-for-one basis with new options with an exercise price equal to the closing market price that day. The repricing of options reflects the consistent application of our policy as determined by our Compensation/Stock Option Committee of the Board of Directors. The Compensation/Stock Option Committee and Board of Directors believe that incentive options should be granted at exercise prices equal to or not materially in excess of the market price of our common stock in order to provide maximum incentive to employees, including senior executives.

        In March 2000, the Financial Accounting Standards Board issued Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation-an Interpretation of APB Opinion No. 25") ("FIN 44"). This opinion provides guidance on the accounting for certain stock option transactions and subsequent amendments to stock option transactions. FIN 44 was effective July 1, 2000, but certain conclusions cover specific events that occur after either December 15, 1998 or January 12, 2000. The adoption of FIN 44 did not have a material impact on A.D.A.M.'s financial position or results of operations for the year ended December 31, 2001. This interpretation requires variable accounting treatment for options that have been modified from their original terms. Accordingly, compensation cost shall be adjusted for increases or decreases in the intrinsic value of the modified awards in subsequent periods and until the awards have been exercised, forfeited, or expired. As of December 31, 2001, the Company had 221,200 outstanding options with an exercise price of $5.25 that are considered variable under this interpretation. Because the stock price since the effective date of July 1, 2000 has been below $5.25, the Company has not recorded any compensation cost related to the repriced options issued on January 14, 1999.

Equity Compensation Plan Information

        The table below reflects information regarding our equity compensation plans as of May 20, 2002:

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by securityholders	2,988,823	(1)	$ 4.64	0	(1)
Equity compensation plans not approved by securityholders	25,000		$11.11	0

Total	3,013,823			0

(1)
Issued under the Company's Amended and Restated 1992 Stock Option Plan. This plan has terminated and no further grants will be made under it.

CERTAIN TRANSACTIONS

Transactions with Significant Shareholder

        During the years ended December 31, 2001 and 2000, the Company sold approximately $112,000 and $92,000, respectively, of a product to a company, which owns shares in the Company. During the years ended December 31, 2001 and 2000, the Company sold approximately $25,000 and $6,000, respectively, of product to a subsidiary of the company which owns shares in A.D.A.M. The Company earned royalty revenues of approximately $367,000 and $372,000, respectively, related to this subsidiary during the years ended December 31, 2001 and 2000. Additionally, the Company purchased approximately $13,000 and $15,000, respectively of product from this subsidiary during the years ended December 31, 2001 and 2000, and recorded royalty expenses of approximately of $130,000 and $170,000, respectively.

        On June 22, 2001, A.D.A.M. sold its 50 percent ownership interest in the intellectual property rights associated with the A.D.A.M./Benjamin Cummings Interactive Physiology Series to Pearson Education, Inc. for $1,950,000 in cash resulting in a net gain $1,808,000 after expenses. The purchase price was determined through arms' length negotiations. Pearson Education, Inc. jointly developed and co-owned the A.D.A.M./Benjamin Cummings Interactive Physiology Series with ADAM. The A.D.A.M./Benjamin Cummings Interactive Physiology Series is a learning tool available in both CD-ROM and Web-enabled versions that educates students on physiological concepts and processes associated with the human body's major systems. Linda B. Davis, an A.D.A.M. board member until her resignation on March 20, 2002, is an officer of Benjamin Cummings, a publishing imprint of Addison Wesley Longman, Inc.

Sublease with A.D.A.M. Board Member

        On April 2, 2001, for a term beginning on January 1, 2001, the Company signed an 18-month sublease agreement with a company whose president is an A.D.A.M. board member. The Company is due 8,333 shares of the tenant's common stock monthly over the term of the agreement. The shares are valued at the fair market value of the leased space and are recorded on the Company's balance sheet as a long-term asset. As of March 31, 2002, the shares were valued at approximately $53,000. The Company evaluates the asset for impairment at the end of each reporting period. Additionally, the Company received warrants to purchase 25,000 common shares of the tenant that fully vested on January 1, 2002.

Promissory Note with A.D.A.M.'s Chief Executive Officer

        On May 30, 2001, the Company received a full-recourse Promissory Note from its Chief Executive Officer for approximately $341,000. The note earns interest of 6.25% per annum and is due in full on or before May 29, 2006. Part of the note, $291,000, is secured by 150,000 shares of A.D.A.M.'s common stock and is recorded in shareholders' equity. As of March 31, 2002, interest has been accrued on this note of approximately $18,000.

Investment and Sublease with ThePort Network, Inc.("ThePort")

        During the year ended December 31, 2001, the Company acquired an additional preferred stock interest in ThePort for $275,000 in cash. During the three months ended March 31, 2002, the Company accepted 70,220 shares of common stock valued at approximately $18,000 in ThePort pursuant to the sublease between the parties (see paragraph below). As of March 31, 2002, A.D.A.M.'s ownership interest in ThePort was an approximate 24%.

        In connection with the preferred stock investment, the Company entered into a five-year agreement whereby the Company will have exclusive distribution rights to ThePort's products within the healthcare industry. As of March 31, 2002, A.D.A.M. has pre-paid $125,000 of the contract fee to be applied against future subscription fees. The Company has committed to generate $1,500,000 in subscription fees during the initial term of the agreement.

        During the year ended December 31, 2001, the Company's Chief Operating Officer was appointed to the Board of Directors of ThePort. The Company's Chief Executive Officer currently serves on the Board of Directors of ThePort, has acquired an approximate 18% voting interest in ThePort and during the year ended December 31, 2001, accepted a convertible note from ThePort for $425,000.

        On April 10, 2002, for a term beginning on November 1, 2001, the Company signed an 8-month sublease agreement with ThePort. The Company is due 14,044 shares of ThePort's common stock monthly over the term of the agreement. The shares are valued at the fair market value of the leased space.

        The results of operations of ThePort have been accounted for as an equity investment and accordingly, the Company records its share of the results of operations in the condensed consolidated financial statements of the Company. The Company recorded its share of ThePort's losses of approximately $55,000 for the three months ended March 31, 2002 and its share of ThePort's losses of approximately $342,000 for the twelve months ended December 31, 2001. At March 31, 2002 and December 31, 2002, the carrying value of this investment was approximately $3,000 and $40,000, respectively.

        It is our policy that all future transactions, if any, with affiliated parties will be approved by the disinterested members of our Board of Directors, a committee of the Board or by the shareholders of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation/Stock Option Committee (the "Compensation Committee"), which is composed of two non-employee directors, is responsible for developing and making recommendations to the Board with respect to the Company's compensation plans and policies for the Company's executive officers as well as the Board of Directors. In carrying out this responsibility, the Compensation Committee approves the design of all compensation plans applicable to executive officers and directors, reviews and approves performance goals, establishes award opportunities, oversees the ongoing operation of the various plans and makes recommendations to the Board regarding certain of these matters. In addition, the Compensation Committee, pursuant to authority delegated by the Board, determines on an annual basis the base salaries to be paid to the Chief Executive Officer and each of the other executive officers. The Compensation Committee also, in conjunction with the Board, reviews compensation policies applicable to executive officers as well as directors and considers the relationship of corporate performance to that compensation.

Executive Officer Compensation Philosophy

        The objectives of the Company's executive compensation program are to: (1) support the achievement of desired Company performance; and (2) provide compensation that will attract and retain superior talent and reward performance. In carrying out these objectives, the Compensation Committee considers current corporate performance, the potential for future performance gains, whether shareholder value has been or will be enhanced, and competitive market conditions for executives in similar positions at local, regional and national software companies having similar revenues and number of employees. Those factors are evaluated and considered for each officer on an annual basis, including consideration of the contribution made by each officer over the prior fiscal year. The Company's compensation package for its officers includes both short-term and long-term features in the form of base salary, variable compensation keyed to Company performance and stock options which are granted periodically at the discretion of the Compensation Committee. As a result, the Company's executive compensation provides an overall level of compensation opportunity that is competitive with companies in our industry of comparable size and complexity. The Compensation Committee will use its discretion to set executive compensation at a level that, in its judgment, is warranted by external, internal or individual circumstances. The Compensation Committee also believes that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value.

Executive Officer Compensation

        The Company's executive officer compensation is comprised of base salary, grants under the Amended and Restated 1992 Stock Option Plan and 2002 Stock Incentive Plan, and various benefits, including medical plans which are generally available to employees of the Company.

        Base Salary.    The salaries for executive officers are reviewed annually and are approved by the Compensation Committee. In determining base salaries, the Compensation Committee takes into consideration individual experience and performance as well as other circumstances particular to the Company.

        Stock Option Program.    The grant of stock options is designed to align the interests of executive officers with those of shareholders in the Company's long-term performance. Options granted under the plans have an exercise price equal to at least 100% of the fair market value of the Company's Common Stock on the date of grant and expire not later than ten years from the date of grant. It has generally been the practice of the Compensation Committee to grant stock options which vest ratably over a three-year period from the date of the grant. The Compensation Committee and the Board of Directors, however, maintain discretion to make other types of grants. Option awards for officers other than the Chief Executive Officer are based on recommendations made by the Chief Executive Officer and on the Compensation Committee's assessment of how the respective individual contributes to the Company. The factors considered in this assessment are identical to those set forth under the heading, Base Salary.

        Other Benefits.    The Company provides medical benefits to executive officers. These benefits are comparable to those generally available to Company employees. The Company also funds life insurance policies on the behalf of Mr. Cramer. The amount funded under policies and the amount of insurance provided to the executive is commensurate with the executive's salary and level of responsibility.

Compensation of the Chairman of the Board and Chief Executive Officer

        Mr. Cramer serves as the Chairman of the Board and Chief Executive Officer under an employment contract, dated December 21, 1994, which was approved by the Compensation Committee. Under the employment contract, Mr. Cramer's compensation is principally composed of a minimum base salary of $120,000 and annual discretionary bonuses. On November 15, 1999, the Board approved a base salary for Mr. Cramer for calendar 2000 of $250,000. On July 1, 2000, the Board requested and Mr. Cramer agreed to reduce his salary to $200,000 per year until the end of calendar 2000. On January 1, 2001, Mr. Cramer's salary returned to $250,000 per year until such time as the Board votes to change his salary. During the year ended December 31, 2001, the Company made contributions to a life insurance policy on behalf of Mr. Cramer. The value of the benefit related to such policy was estimated to be $2,000,000.

Policy with Respect to the $1 Million Deduction Limit.

        The Omnibus Budget Reconciliation Act of 1993 placed certain limits on the deductibility of non-performance based executive compensation for a company's employees, unless certain requirements are met. The Compensation Committee does not believe that there is a risk of losing deductions under the new law. However, in the future, the Compensation Committee intends to consider carefully any plan or compensation arrangement that might result in the disallowance of compensation deductions that may be lost versus the broader interests of the Company to be served by paying adequate compensation for services rendered, before adopting any plan or compensation arrangement. The Compensation Committee believes that its compensation philosophies are suited to retaining and rewarding executives who contribute to the success of the Company in achieving its business objectives and increasing stockholders value. The Company further believes that the program strikes an appropriate balance among the interests and needs of the Company, its shareholders and its executives.

The Compensation/Stock Option Committee

Francis J. Tedesco, M.D. (Chairman)
John W. McClaugherty

        The Compensation Committee Report on executive compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the acts except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Act.

STOCK PRICE PERFORMANCE GRAPH

        The following stock price performance graph compares the market performance of the Company's Common Stock to the Nasdaq Stock Market—U.S., J.P. Morgan H&Q Technology Index and the Media General Financial Services Healthcare Information Services Index. The stock price performance graph assumes an investment of $100 in the Company, the J.P. Morgan H&Q Technology Index, the Nasdaq Market Index-U.S. and the Media General Financial Services Healthcare Information Services Index on January 1, 1997 and further assumes the reinvestment of all dividends. Stock price performance, presented quarterly for the period from January 1, 1997 through December 31, 2001 is not necessarily indicative of future results. For this graph, the Company has included a new comparative index, the Media General Financial Services Healthcare Information Services Index. The reason for including this index is that the J.P. Morgan H&Q Technology Index was discontinued in April 2002. Therefore, information was available and included for the year ended December 31, 2001, but will not be available and included for the year ended December 31, 2002.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG A.D.A.M., INC.,
NASDAQ MARKET INDEX, J.P. MORGAN H&Q TECHNOLOGY INDEX
AND MG GROUP INDEX

ASSUMES $100 INVESTED ON JAN. 1, 1997
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 31, 2001

	A.D.A.M.	J.P. Morgan H&Q Technology	Media General Healthcare Information Services Index	Nasdaq Market Index-U.S.
Dec-96	100.00	100.00	100.00	100.00
Dec-97	109.52	117.24	133.87	122.47
Dec-98	115.48	182.36	150.97	172.70
Dec-99	485.71	407.27	117.42	320.93
Dec-00	61.80	263.28	70.81	192.93
Dec-01	114.29	181.99	69.30	148.92

        The Stock Price Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Acts except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Act.

OTHER MATTERS

Section 16(A) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires executive officers and directors of the Company and persons who beneficially own more than ten percent of the Company's Common Stock to file with the Securities and Exchange Commission certain reports, and to furnish copies thereof to the Company, with respect to each such person's beneficial ownership of the Company's equity securities. Based solely upon a review of the copies of such reports furnished to the Company and certain representations of such persons, all such persons have complied with the applicable reporting requirements.

Independent Public Accountants

        PricewaterhouseCoopers LLP has audited the accounts of the Company and its subsidiaries for the year ending December 31, 2001 and has been appointed by the Board of Directors to continue in that capacity for the Company's fiscal year ending December 31, 2002. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.

        Audit Fees.    The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company's annual financial statements for the year ending December 31, 2001 and the review of the financial statements included in the Company's Form 10-Qs for that year were $99,500.

        Financial Information Systems Design and Implementation Fees.    During 2001, PricewaterhouseCoopers LLP did not perform any services with regard to financial information systems design and implementation.

        All Other Fees.    The aggregate fees for non-audit services provided in 2001 by PricewaterhouseCoopers LLP were $36,346.

        The Audit Committee does not consider the provision of the non-audit services to be incompatible with maintaining PricewaterhouseCoopers LLP's independence.

Report to Shareholders for the Year Ended December 31, 2001

        The Annual Report of the Company for the year ending December 31, 2001, including audited financial statements, accompanies this Proxy Statement. This Annual Report does not form any part of the material for the solicitation of proxies.

Shareholder Proposals

        Any shareholder proposals intended to be presented at the Company's 2003 Annual Meeting of Shareholders must be received by the Company on or before February 1, 2003 to be eligible for inclusion in the proxy statement and form of proxy to be distributed by the Board of Directors in connection with such meeting. In general, any shareholder proposal to be considered at next year's annual meeting but not included in the proxy statement must be submitted in writing to the principal executive offices of the Company, not less than 60 days prior to the 2003 annual meeting. However, if the Company sends out notice or publicly discloses the date of the 2003 annual meeting of the shareholders within 40 days prior to such meeting, then a shareholder will be able to submit a proposal for consideration within ten days of the notice or public announcement of such meeting. Any notification to bring any proposal before the 2003 annual meeting of the shareholders must comply with the requirements of the Company's bylaws. You may obtain a copy of the relevant bylaw provisions by contacting the Company's Corporate Secretary.

Other Matters

        The Board of Directors knows of no other matters to be brought before the Annual Meeting.

Expenses Of Solicitation

        The cost of solicitation of proxies will be borne by the Company. In an effort to have as large a representation at the meeting as possible, special solicitation of proxies may, in certain instances, be made personally or by telephone, telegraph or mail by one or more employees of the Company. The Company also will reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy material to their principals who are beneficial owners of the Company's Common Stock.

                      By Order of the Board of Directors,

                      Robert S. Cramer, Jr.
                       Chairman of the Board and Chief Executive Officer

Atlanta, Georgia
May 30, 2002

APPENDIX A

A.D.A.M., INC.
2002 STOCK INCENTIVE PLAN

A.D.A.M., INC.
2002 STOCK INCENTIVE PLAN

ARTICLE 1
GENERAL

        Section 1.1    Purpose.    The A.D.A.M., Inc. 2002 Stock Incentive Plan (the "Plan") has been established by A.D.A.M., Inc. (the "Company") to (i) attract and retain high caliber employees and consultants; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify Participants' interests with those of the Company's other shareholders through compensation that is based on the Company's common stock; and thereby promote the long-term financial interest of the Company and the Related Companies, including the growth in value of the Company's equity and enhancement of long-term shareholder return.

        Section 1.2    Participation.    Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Persons, those persons who will be granted one or more Awards under the Plan, and thereby become participants in the Plan (the "Participants"). In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of awards outstanding under the Plan, or any other plan or arrangement of the Company or a Related Company (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Related Company).

        Section 1.3    Operation, Administration and Definitions.    The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Article 4 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Article 7 of the Plan).

ARTICLE 2
OPTIONS AND STOCK APPRECIATION RIGHTS

        Section 2.1    Options.    The grant of an option (the "Option") entitles the Participant to purchase shares of stock at an Exercise Price established by the Committee. Options granted under this Article 2 may be either Incentive Stock Options or Non-Qualified Stock Options, as determined in the discretion of the Committee. An "Incentive Stock Option" or "ISO" is an Option that is intended to qualify as, and that satisfies the requirements applicable to, an "incentive stock option" described in section 422(b) of the Code. A "Non-Qualified Stock Option" is an Option that is not intended to be, or does not qualify as, an "incentive stock option" as that term is described in section 422(b) of the Code. To the extent that the aggregate Fair Market Value (determined at time of grant) of the shares of Stock subject to ISOs granted to a Participant under the Plan and under any other stock option plan adopted by the Company or a Related Company that first become exercisable in any calendar year exceeds $100,000, such options shall be treated as Non-Qualified Stock Options.

        Section 2.2    Stock Appreciation Rights.    A stock appreciation right (a "SAR") entitles the Participant to receive, in cash or Stock (as determined in accordance with Section 2.5), value equal to all or a portion of the excess of: (a) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (b) an Exercise Price established by the Committee. If an SAR is granted in tandem with an ISO, the number of shares of Stock on which the Participant's right to appreciation shall be based shall be the same as the number of shares of Stock subject to the related ISO, and the Exercise Price for each such SAR shall be no less than the Exercise Price for the related ISO. The exercise of the SAR with respect to any share of Stock shall cancel the Participant's right to exercise the ISO with respect to such share, and, conversely, the exercise of the ISO with respect to any share of Stock shall cancel the Participant's right to exercise the SAR with respect to such share. An SAR which is granted in tandem with an ISO shall be exercisable only while the related ISO is exercisable.

        Section 2.3    Exercise Price.    The "Exercise Price" of each Option and SAR granted under this Article 2 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted; except that, in the case of an ISO, the Exercise Price shall not be less than 100% (or, in the case of a 10% Shareholder, 110%) of the Fair Market Value of a share of Stock as of the date on which the Option is granted.

        Section 2.4    Exercise.    An Option and an SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee; provided that an ISO may not be exercisable more than 10 (or, in the case of a 10% Shareholder, 5) years after the date such ISO is granted.

        Section 2.5    Payment of Option Exercise Price.    The payment of the Exercise Price of an Option granted under this Article 2 shall be subject to the following:

  (a)
  Subject to the following provisions of this Section 2.5, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in either Section 2.5(c) or the applicable Award Agreement, payment may be made as soon as practicable after the exercise).

  (b)
  The Exercise Price shall be payable (i) in cash, (ii) by tendering shares of Stock held by the Participant for more than six months (by either actual delivery of shares or by attestation, with such shares valued at Fair Market Value as of the day of exercise), (iii) by authorization to the Company to withhold shares of Stock otherwise issuable upon exercise of the Option (to be credited against the Exercise Price at the Fair Market Value as of the day of exercise), or (iv) in any combination thereof, as determined by the Committee.

  (c)
  The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by authorizing the Company to purchase or a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and for the Company to withhold or the third party to remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and all tax withholding resulting from such exercise.

        Section 2.6    Settlement of Award.    Distribution following exercise of an Option or SAR, and shares of Stock distributed pursuant to such exercise, shall be subject to such conditions, restrictions and contingencies as the Committee may establish. Settlement of SARs may be made in shares of Stock (valued at their Fair Market Value at the time of exercise), in cash, or in combination thereof, as determined in the discretion of the Committee.

ARTICLE 3
RESTRICTED STOCK AWARDS

        Section 3.1    Restricted Stock Awards.    A Restricted Stock Award is a grant of shares of Stock or of a right to receive shares of Stock (or their cash equivalent or a combination of both) in the future.

        Section 3.2    Parameters for Restricted Stock Awards.    Each Restricted Stock Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine. These may include continuous service and/or the achievement of performance measures. The performance measures that may be used by the Committee for such Awards shall be measured by such criteria as the Committee may establish, consistent with any applicable requirements of Code §162(m). The Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes, with the measurement based on absolute Company or business unit performance and/or on performance as compared with that of other companies.

        The language regarding performance measures is intended to permit the Company to bring these awards within the requirements of the general rule for performance-based compensation exception to the $1 million limit on deductible compensation under Code § 162(m).

        Section 3.3    Custody of Certificates.    The Company shall have the right to retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

        Section 3.4    Voting Rights.    Except as otherwise provided by the Committee in an Award Agreement, during any Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, whether or not such Shares are in the custody of the Company.

        Section 3.5    Dividends and Other Distributions.    During any Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may be credited with regular cash dividends paid with respect to the underlying Shares while they are so held, whether or not such Shares are in the custody of the Company. The Committee may apply any restrictions to the dividends that the Committee deems appropriate.

        In the event that any dividend constitutes a "derivative security" or an "equity security" pursuant to Rule 16(a) under the Exchange Act, such dividend shall be subject to a vesting period equal to the remaining vesting period of the Shares of Restricted Stock with respect to which the dividend is paid.

ARTICLE 4
OPERATION AND ADMINISTRATION

        Section 4.1    Effective Date.    The Plan shall be effective as of March 11, 2002 (the "Effective Date"); provided, however, that to the extent that Awards are made under the Plan prior to its approval by shareholders, they shall be contingent on approval of the Plan by the shareholders of the Company; and provided further that no Option issued under the Plan shall constitute an ISO unless the Plan is approved by the shareholders of the Company within 12 months of the adoption of the Plan by the Board. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that, to the extent required by the Code, no Incentive Stock Options may be granted under the Plan on a date that is more than ten years from the date the Plan is adopted or, if earlier, the date the Plan is approved by shareholders.

        Section 4.2    Shares Subject to Plan.    The maximum number of shares issuable under the Plan shall be as set forth below:

  (a)
  Subject to the following provisions of this Section 4.2, the maximum number shares of Stock available for issuance under the Plan as of the Effective Date shall be 1,500,000 shares of Stock. The number of shares of Stock available for issuance hereunder shall automatically increase on the first trading day of each calendar year beginning January 1, 2003, by an amount equal to three percent (3%) of the shares of Stock outstanding on the trading day immediately preceding January 1; but in no event shall any such annual increase exceed 250,000 shares.

  (b)
  Any shares of Stock granted under the Plan that are forfeited because of the failure to meet an Award contingency or condition shall again be available for delivery pursuant to new Awards granted under the Plan. To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Stock are not delivered because the Award is settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

  (c)
  If the Exercise Price of any stock option granted under the Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

  (d)
  Shares of Stock delivered under the Plan in settlement, assumption or substitution of outstanding awards (or obligations to grant future awards) under the plans or arrangements of another entity shall not reduce the maximum number of shares of Stock available for delivery under the Plan, to the extent that such settlement, assumption or substitution is a result of the Company or a Related Company acquiring another entity (or an interest in another entity).

  (e)
  Subject to Section 4.2(f), the maximum number of shares of Stock that may be issued by Options intended to be Incentive Stock Options shall be all of the shares provided in Section 4.2(a).

  (f)
  In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split up, spinoff, combination or exchange of shares), the Committee may adjust Awards to facilitate the transaction or to preserve the benefits or potential benefits of the Awards. Action by the Committee may include adjustment of: (i) the number and kind of securities which may be delivered under the Plan, but only if and to the extent that such adjustment may be effected without shareholder approval of the Plan as so adjusted being required in order for Options issued after the adjustment to be eligible for qualification as incentive stock options under Code Section 422; (ii) the number and kind of securities subject to outstanding Awards; (iii) the Exercise Price of outstanding Options and SARs; and (iv) acceleration of Awards so that they vest prior to the transaction, with or without provision for the termination of Awards not exercised prior to the transaction, as well as any other adjustments that the Committee determines to be equitable, including, without limitation, substitution of the securities of any other Person for the securities of the Company.

  (g)
  The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Committee may at any time (including in anticipation of an event described in Section 4.2(f) whereby Awards are to be substituted, assumed, or replaced by a successor company), upon twenty (20) days prior written notice, buy from a Participant an Award previously granted with payment in cash, Stock (including Restricted Stock) or other consideration, based on such terms and conditions as the Committee and the Participant shall agree; provided, however, notwithstanding the foregoing, the Committee shall have the right and authority without Participant approval to buy from the Participant all unexercised Awards acquired by Participant hereunder for the total Fair Market Value of such Awards (which in the case of an Option, shall be determined by multiplying the number of then vested and exercisable shares under the Option times the positive difference between the Fair Market Value of a share and the exercise price per share provided in the Option and, in the case of a Restricted Stock Award, shall be the Fair Market Value of Stock that has fully vested under the terms of the Restricted Stock Award, subject to any right of repurchase otherwise possessed by the Company).

        Section 4.3    Limit on Distribution.    Distribution of shares of Stock or other amounts under the Plan shall be subject to the following:

  (a)
  Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

  (b)
  No Participant may be granted Awards with respect to more than 250,000 shares during any one year period.

        Section 4.4    Tax Withholding.    Whenever the Company proposes or is required to distribute Stock under the Plan, the Company may require the recipient to remit to the Company an amount sufficient to satisfy any Federal, state and local tax withholding requirements prior to the delivery of any certificate for such shares or, in the discretion of the Committee, the Company may withhold from the shares to be delivered shares sufficient to satisfy all or a portion of such tax withholding requirements. Whenever under the Plan payments are to be made in cash, such payments may be net of an amount sufficient to satisfy any statutory Federal, state and local tax withholding requirements.

        Section 4.5    Payments and Payment Shares.    Awards may be settled through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or any such combination thereof as the Committee shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Stock equivalents. Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Related Company, including the plans and arrangements of the Company or a Related Company acquiring another entity (or an interest in another entity), and any such use shall reduce on a share-for-share basis the number of shares available for issuance under the Plan.

        Section 4.6    Legends.    Each Award Agreement and each certificate representing securities granted pursuant to the Plan (including securities issuable pursuant to the terms of derivative securities) may bear a restrictive legend as the Company deems necessary or advisable under applicable law, including federal and state securities laws.

        Section 4.7    Transferability.    Except as otherwise provided by the Committee, Awards under the Plan shall not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period or Periods of Restriction established by the Committee and specified in the Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Award Agreement; provided that an ISO shall not be transferable in any manner by a Participant other than by will or the laws of descent and distribution. All rights with respect to an Award granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant, except as designated by the Participant by will or by the laws of descent and distribution.

        Section 4.8    Beneficiary Designation.    Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

        Section 4.9    Deferrals.    The Committee may permit a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR or the lapse or waiver of restrictions with respect to Restricted Stock. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

        Section 4.10    Form and Time of Elections.    Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

        Section 4.11    Agreement With Company.    At the time of an Award to a Participant under the Plan, the Committee shall require a Participant to enter into an agreement with the Company (the "Award Agreement") in a form specified by the Committee, agreeing to the terms and conditions of the Plan, the Award and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe.

        Section 4.12    Limitation of Implied Rights.    No Participant is granted any rights under the Plan except as set forth herein or in an Award. In particular, by way of illustration:

  (a)
  Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Related Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Related Company, in their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the fully vested and/or unrestricted, as the case may be, stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Related Company. Nothing contained in the Plan shall constitute a guarantee that the assets of such companies shall be sufficient to pay any benefits to any person.

  (b)
  The Plan does not constitute a contract of employment, and selection as a Participant will not give any employee the right to be retained in the employ of the Company or any Related Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any right as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

        Section 4.13    Termination of Employment.    Each Award Agreement shall set forth the extent to which unvested Options, SARs or Restricted Shares shall be forfeited upon termination of the Participant's employment with the Company and Related Companies and, the extent to which vested Options and SARs are exercisable following termination of the Participant's employment or Restricted Shares are subject to forfeiture or give rise to a repayment obligation on the part of a Participant. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with the Participant, need not be uniform among all Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment and post-employment competition.

        Section 4.14    Fractional Shares.    The Company shall not be required to issue any fractional shares of Stock pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

        Section 4.15    Liquidation of the Company.    In the event of the complete liquidation or dissolution of the Company, any Options granted pursuant to the Plan and remaining unexercised and any unvested SAR or Restricted Stock Award shall be deemed automatically canceled without any action on the part of the Company and without regard to or limitation by any other provision of the Plan.

        Section 4.16    Related Company Obligations.    Each Related Company shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Related Company by the Participant. Any disputes relating to liability of a Related Company for cash payments shall be resolved by the Committee.

ARTICLE 5
COMMITTEE

        Section 5.1    Administration.    The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") or, if at any time there is not a committee so existing, the Board, in accordance with this Section 5.

        Section 5.2    Selection of Committee.    The Committee shall be selected by the Board, and shall consist of two or more members of the Board. However, with respect to any Awards granted to an Insider, the Committee shall consist of (i) the entire Board or (ii) solely of two or more non-employee directors (who need not be members of the Committee with respect to Awards granted to any other individuals). If at any time there is not a committee in existence pursuant to Section 5.1 of the Plan, the Committee shall consist of all the members of the Board.

        Section 5.3    Powers of Committee.    The authority to manage and control the operation and administration of the Plan shall be vested in the Committee, subject to the following:

  (a)
  Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Persons those persons who shall receive Awards, to determine the time or times of receipt of Awards, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Article 6) to cancel or suspend Awards. In making such Award determinations, the Committee may take into account the nature of services rendered by the individual, the individual's present and potential contribution to the Company's success and such other factors as the Committee deems relevant. Notwithstanding the foregoing, ISOs may be granted only to employees of the Company or a Related Company.

  (b)
  Subject to the provisions of the Plan, the Committee will have the authority and discretion to determine the extent to which Awards under the Plan will be structured to conform to the requirements applicable to performance-based compensation as described in Code §162(m), and to take such action, establish such procedures, and impose such restrictions at the time such Awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements.

  (c)
  The Committee will have the authority and discretion to establish terms and conditions of awards as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

  (d)
  The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

  (e)
  Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final, conclusive and binding on all Persons, including the Company, its shareholders, Related Companies, Eligible Persons, Participants, and their estates and beneficiaries.

  (f)
  Except as otherwise expressly provided in the Plan, where the Committee is authorized to make a determination with respect to any Award, such determination shall be made at the time the Award is made, except that the Committee may reserve the authority to have such determination made by the Committee in the future (but only if such reservation is made at the time the Award is granted and is expressly stated in the Agreement reflecting the Award).

  (g)
  In controlling and managing the operation and administration of the Plan, the Committee shall act by a majority of its then members, by meeting or by writing filed without a meeting. The

    Committee shall maintain and keep adequate records concerning the Plan and concerning its proceedings and acts in such form and detail as the Committee may decide.

        Section 5.4    Delegation by Committee.    Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

        Section 5.5    Information to be Furnished to Committee.    The Company and Related Companies shall furnish the Committee with such data and information as may be required for it to discharge its duties hereunder. The records of the Company and Related Companies as to an employee's or Participant's employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be manifestly incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

ARTICLE 6
AMENDMENT AND TERMINATION

        The Board may, at any time, amend or terminate the Plan, provided that, subject to Section 4.2 (relating to certain adjustments to shares), no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; and provided further that no such amendment shall, without the approval of the shareholders of the Company (i) increase the number of shares of Stock which can be issued under the Plan (except as provided in Section 4.2) or increase the number of shares of Stock which can be issued pursuant to the exercise of ISOs granted under the Plan (except as provided in Section 4.2); or (ii) change the class of employees of the Company or Related Companies eligible to be awarded ISOs under the Plan.

ARTICLE 7
DEFINITIONS, RULES OF CONSTRUCTION AND MISCELLANEOUS

        For purposes of the Plan, the terms listed below shall be defined as follows:

        Section 7.1    Definitions.

  (a)
  Award.    The term "Award" shall mean any award or benefit granted to any Participant under the Plan, including, without limitation, the grant of Options, SARs and Restricted Stock Awards.

  (b)
  Award Agreement.    The term "Award Agreement" shall mean an agreement entered into by the Company and a Participant, setting forth the terms and provisions applicable to the Award granted to such Participant under this Plan, as further described in Section 4.12 of the Plan.

  (c)
  Board.    The term "Board" shall mean the Board of Directors of the Company.

  (d)
  Code.    The term "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

  (e)
  Effective Date.    The term "Effective Date" shall have the meaning set forth in Section 4.1 of this Plan.

  (f)
  Eligible Person.    The term "Eligible Person" shall mean any employee of the Company or a Related Company, and any consultant or other person providing bona fide services to the Company or a Related Company.

  (g)
  Exercise Price.    The term "Exercise Price" shall mean the exercise price as determined under Section 2.3.

  (h)
  Fair Market Value.    For purposes of determining the "Fair Market Value" of a share of Stock, the following rules shall apply:

  (1)
  If the Stock is at the time listed or admitted to trading on any stock exchange, then the "Fair Market Value" shall be the mean between the lowest and highest reported sale prices of the Stock on the date in question on the principal exchange on which the Stock is then listed or admitted to trading. If no reported sale of Stock takes place on the date in question on the principal exchange, then the reported closing asked price of the Stock on such date on the principal exchange shall be determinative of "Fair Market Value."

  (2)
  If the Stock is not at the time listed or admitted to trading on a stock exchange, the "Fair Market Value" shall be the mean between the lowest reported bid price and highest reported asked price of the Stock on the date in question in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Committee and regularly reporting the market price of Stock in such market.

  (3)
  If the Stock is not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, the "Fair Market Value" shall be as determined in good faith by the Committee.

  (i)
  Exchange Act.    The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the Rules and regulations promulgated thereunder.

  (j)
  Insider.    The term "Insider" means each Person who would be an "executive officer" of the Company, as the term "executive officer" is used in Rule 3b-7 of the Exchange Act (regardless of whether the Issuer is subject to such Exchange Act) and each member of the Board of Directors of the Company.

  (k)
  Option.    The term "Option" shall have the meaning set forth in Section 2.1(a) of the Plan.

  (l)
  Participant.    The term "Participant" means an Eligible Person who has been selected by Committee to participate in the Plan in accordance with Section 1.2 of the Plan.

  (m)
  Period(s) of Restriction.    The term "Period(s) of Restriction" means the period(s) during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion), or the Shares are subject to a substantial risk of forfeiture, pursuant to the terms of this Plan or any Award Agreement with respect thereto.

  (n)
  Related Companies.    The term "Related Company" means any company during any period in which it is a "parent company" (as that term is defined in Code §424(e)) with respect to the Company, or a "subsidiary corporation" (as that term is defined in Code §424(f)) with respect to the Company.

  (o)
  Stock.    The term "Stock" shall mean shares of common stock of the Company.

  (p)
  10% Shareholder.    The term "10% Shareholder" means a person who owns (after taking into account the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or a Related Company.

        Section 7.2    Rules of Construction.    For all purposes of this Plan, except as otherwise expressly provided:

  (a)
  the terms defined in Section 7.1 have the meanings ascribed to them herein,

  (b)
  except as set forth herein, all accounting terms not otherwise defined herein have the meanings ascribed thereto under U.S. generally accepted accounting principles,

  (c)
  all references in this Plan to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of the body of this Plan,

  (d)
  the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Plan as a whole and not to any particular Article, Section or other subdivision,

  (e)
  whenever the words "include," "includes" or "including" are used in this Plan, they shall be deemed to be followed by the words "without limitation,"

  (f)
  whenever this Plan refers to a number of days, such number shall refer to calendar days unless Business Days are expressly specified, and

  (g)
  a reference to any legislation or to any provision of any legislation shall include such legislation, as amended through the date hereof, and all subsequent amendments or modification thereto or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto.

        Section 7.3    Gender and Number.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

        Section 7.4    Severability.    In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

        Section 7.5    Requirements of Law.    The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

        Section 7.6    Securities Law Compliance.    With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

        Section 7.7    Governing Law.    To the extent not preempted by United States Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Georgia.

A.D.A.M., INC.

PROXY

1600 RiverEdge Parkway, Suite 800
Atlanta, Georgia 30328

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE 2002 ANNUAL MEETING OF SHAREHOLDERS.

        The undersigned hereby appoints Robert S. Cramer, Jr. and Kevin S. Noland or either of them, with power of substitution to each, the proxies of the undersigned to vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of A.D.A.M., Inc. to be held on June 21, 2002, at 9:00 a.m. at our offices located 1600 RiverEdge Parkway, Suite 800, Atlanta, Georgia 30328, and any adjournments or postponements thereof:

(Continued and to be Signed on Reverse Side)

Please date, sign and mail your
proxy card back as soon as possible!

Annual Meeting of Shareholders
A.D.A.M., INC.

June 21, 2002

— Please Detach and Mail in the Envelope Provided —

☒	Please mark your votes as in this example.
		FOR the nominees listed (except as marked below to the contrary)	WITHHOLD AUTHORITY to vote for the nominee listed				FOR	AGAINST	ABSTAIN
1.	To elect one director to serve until the 2004 Annual Meeting of Shareholders and two directors to serve until the 2005 Annual Meeting of Shareholders;	☐	☐	Nominees: Mark Kishel, M.D. (to serve until the 2004 Annual Meeting of Shareholders)	2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2002;	☐	☐	☐
INSTRUCTION: To withhold authority to vote for any individual nominee write the nominee's name in the space provided below.				Robert S. Cramer, Jr. (to serve until the 2005 Annual Meeting of Shareholders)	3.	To vote on a proposal to adopt the Company's 2002 Stock Incentive Plan; and	☐	☐	☐
				John W. McClaugherty (to serve until the 2005 Annual Meeting of Shareholders)	4.	To transact such other business as may properly come before the meeting or any adjournment thereof.	☐	☐	☐
					THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" THE NOMINEES LISTED AND THE ABOVE PROPOSALS AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

Signature(s)	Print Name(s):	Dated

NOTE: Please date and sign this Proxy exactly as name(s) appears on the mailing label. When signing as an attorney, trustee, executor, administrator or guardian, please give your title as such. If a corporation or partnership, give full name by authorized officer. In the case of joint tenants, each joint owner must sign.

QuickLinks

ELECTION OF DIRECTORS
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
APPROVAL OF 2002 STOCK INCENTIVE PLAN
EXECUTIVE COMPENSATION
CERTAIN TRANSACTIONS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
STOCK PRICE PERFORMANCE GRAPH
OTHER MATTERS
EXHIBIT A